Exhibit j(ii) under Form N-1A
                                              Exhibit (23) under Item 60/Reg.S-K


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Financial Highlights" in the Class A Shares and Class B Shares Prospectus and "Independent Auditors" in the Class A Shares and Class B Shares Statement of Additional Information in Post-Effective Amendment Number 28 to the Registration Statement (Form N-1A, No. 33-21321), and to the incorporation by reference therein of our report dated October 8, 2003 on the Financial Statements of Hibernia Funds (comprising, Hibernia Capital Appreciation Fund, Hibernia Louisiana Municipal Income Fund, Hibernia Mid Cap Equity Fund,
Hibernia  Total  Return  Bond Fund,  Hibernia  U.S.  Government  Income  Fund,
Hibernia Cash Reserve Fund and Hibernia U.S. Treasury Money Market Fund) included in its Annual Report to Shareholders for the year ended August 31, 2003.






I.                                                    ERNST & YOUNG LLP





Boston, Massachusetts
December 23, 2003